Exhibit 3.235

ARTICLES OF INCORPORATION

OF

Tyler Rehabilitation Hospital, Inc.

* * * * *

We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is

Tyler Rehabilitation Hospital, Inc.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the corporation is organized are:

To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) of the par value of One Dollar ($1.00) each.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

ARTICLE SIX

The street address of its initial registered office is c/o C T Corporation System, 350 N. St. Paul Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

ARTICLE SEVEN

The number of directors of the corporation may be fixed by the by-laws.

The number of directors constituting the initial board of directors is One (1), and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified is:

NAME	ADDRESS
Robert A. Ortenzio	600 Wilson Lane, Box 715 Mechanicsburg, PA 17055

ARTICLE EIGHT

The names and addresses of the incorporators are:

NAMES	ADDRESSES
Timothy F. O’Connell	1635 Market Street Philadelphia, PA 19103

Mary V. Nolan	1635 Market Street Philadelphia, PA 19103

IN WITNESS WHEREOF, we have hereunto set our hands, this 19th day of September, 1991.

/s/ Timothy F. O’Connell
Timothy F. O’Connell

/s/ Mary F. Nolan
Mary F. Nolan

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